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                                                                  Exhibit 3.2(d)



                                     BY-LAWS

                                       OF

                          HORSHAM HOLDING COMPANY, INC.

         Incorporated under the laws of the Commonwealth of Pennsylvania

                                  April 5, 1982
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                          HORSHAM HOLDING COMPANY, INC.


                                  B Y - L A W S


                                    ARTICLE I

                                     OFFICES

                  Section 1.1. The registered office shall be located at 680 Blair Mill road, Horsham, Pennsylvania.

                  Section 1.2. The corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

                  Section 2.1. All meetings of the shareholders shall be held at the registered office or such other places, either within or without the Commonwealth of Pennsylvania, as the board of directors may from time to time determine.

                  Section 2.2. A meeting of shareholders shall be held in each calendar year for the election of directors at such time and place as the board of directors shall determine. If the annual meeting shall not be called and held during such calendar year, any shareholder may call such meeting at any time thereafter. Elections for directors need
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not be by written ballot, except upon demand by a shareholder at the election and before the voting begins.

                  Section 2.3. Unless a greater period of notice is required by statute in a particular case, written notice of the annual meeting specifying the place, date and hour of the annual meeting shall be served upon or mailed, postage prepaid, at least five days prior to the meeting, to each shareholder of record on the date fixed as a record date entitled to vote thereat, or if no record date be fixed, then of record ten days next preceding the date of the meeting, at such address as appears on the transfer books of The corporation.

                  Section 2.4. Special meetings of the shareholders, for any purpose or purposes, other than those regulated by statute or by the articles of incorporation, may be called at any time by the president, or the board of directors, or the holders of not less than one-fifth of all the shares issued and outstanding and entitled to vote at the particular meeting, upon written request delivered to the secretary of the corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the secretary to notice a special meeting of the shareholders to be held at such time, not less than ten nor more than sixty days



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thereafter as the secretary may fix. If the secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

                  Section 2.5. Written notice of any special meeting of shareholders, stating the place, the date and hour and the general nature of the business to be transacted thereat, shall be served upon or mailed, postage prepaid, to each shareholder entitled to vote thereat at such address as appears on the transfer books of the corporation, at least five days before such meeting, unless a greater period of notice is required by statute in a particular case.

                  Section 2.6. Business transacted at all special meetings shall be confined to the business stated in the call.

                  Section 2.7. The holders, present in person or represented by proxy, of a majority of the issued and outstanding shares entitled to vote, shall be necessary to constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation or by these by-laws. If, however, any meeting of shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy,



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shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, such meeting may be adjourned only from day to day or for such longer periods not exceeding fifteen days each as the holders of a majority of the shares present in person or by proxy shall direct, and those who attend or participate at the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.

                  Section 2.8. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one which, by express provision of the statutes or of the articles of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

                  Section 2.9. Except as otherwise provided by statute or the articles of incorporation, at every



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shareholders' meeting every shareholder entitled to vote shall have the right to one vote for every share having voting power standing in his name on the books of the corporation. Except as otherwise provided in the articles of incorporation, in each election of directors every shareholder entitled to vote shall have the right to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the same election by the holders of the class or classes of shares of which his shares are a part, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes from each class or group of classes entitled to elect directors separately up to the number of directors to be elected in the same election by such class or group of classes shall be elected.

                  Section 2.10. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate actions in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney in fact, and filed with the secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding



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any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised written notice of such death or incapacity is given to the secretary of the corporation.

                  Section 2.11. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.



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                  Section 2.12. In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the chairman of the meeting or any shareholder or his proxy. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

                      PARTICIPATION IN MEETING BY TELEPHONE

                  Section 2.13. One or more shareholders may participate in a meeting of the shareholders by means of



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conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and all shareholders so participating shall be deemed present in person at the meeting.

                                   ARTICLE III

                         INFORMAL ACTION BY SHAREHOLDERS

                  Section 3.1. Except as otherwise provided in the articles of incorporation any action required to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the secretary of the corporation.

                                   ARTICLE IV

                                    DIRECTORS

                  Section 4.1. The number of directors which shall constitute the whole board shall be such number as the board of directors may determine but not less than three, except that if all shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three but not less than the number of shareholders. Directors shall be natural persons of full age and need not be residents of Pennsylvania or



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shareholders in the corporation. Except as hereinafter provided in the case of vacancies, directors, other than those constituting the first board of directors, shall be elected by the shareholders, and each director shall be elected to serve until the next annual meeting of the shareholders and until his successor is elected by the shareholders.

                  Section 4.2. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the board, though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

                  Section 4.3. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised and done by the shareholders.



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                              MEETINGS OF THE BOARD

                 Section 4.4. The meetings of the board of directors may be held at such place within the Commonwealth of Pennsylvania or elsewhere as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

                 Section 4.5. The first meeting of each newly elected board may be held at the same place and immediately after the meeting at which such directors were elected and no notice need be given to the newly elected directors in order legally to constitute the meeting; or it may convene at such time and place as may be fixed by the consent or consents in writing of all the directors.

                 Section 4.6. Regular meetings of the board may be held at such time and places as shall be determined from time to time, by resolution of at least a majority of the board at a duly convened meeting, or by unanimous written consent. Notice of each regular meeting of the board shall specify the date, place and hour of the meeting and shall be given each director at least 24 hours before the meeting either personally or by mail or telegram.

                 Section 4.7. Special meetings of the board may be called by the president on 24 hours notice to each director, either personally or by mail or by telegram; special



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meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. Notice of each special meeting of the board shall specify the date, place and hour of the meeting. The notice need not state the general nature of the business to be conducted at such special meeting.

                  Section 4.8. At all meetings of the board a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation or by these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting. It shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

                             COMMITTEES OF DIRECTORS

                  Section 4.9. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board



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may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in such resolution or in the by-laws, shall have and exercise the authority of the board of directors in the management of the business and affairs of the corporation. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

                      PARTICIPATION IN MEETING BY TELEPHONE

                  Section 4.10. One or more directors may participate in a meeting of the board or of a committee of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and all directors so participating shall be deemed present at the meeting.

                  INFORMAL ACTION BY DIRECTORS OR COMMITTEES

                  Section 4.11. Any action which may be taken at a meeting of the directors or of the members of a committee of



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the board may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the directors or the members of the committee, as the case may be, and shall be filed with the secretary of the corporation.

                            COMPENSATION OF DIRECTORS

                  Section 4.12. The board of directors may, by resolution of the board, fix the compensation of directors for their services. A director may also serve the corporation in any other capacity and receive compensation therefor.

                                    ARTICLE V

                                    OFFICERS

                  Section 5.1. The officers of the corporation shall be chosen by the directors and shall be a president, a secretary and a treasurer. The president and secretary shall be natural persons of full age; the treasurer may be a corporation, but if a natural person, shall be of full age. Any number of offices may be held by the same person.

                  Section 5.2. The board of directors, immediately after each annual meeting of shareholders, shall elect a president, a secretary and a treasurer, none of whom need be members of the board.



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                  Section 5.3. The board of directors may also choose one or more vice presidents and such other officers and assistant officers and agents as the needs of the corporation may require who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be determined by resolution of the board.

                  Section 5.4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

                  Section 5.5. The officers of the corporation shall hold office until their successors are chosen and have qualified. Any officer or agent elected or appointed by the board of directors, may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

                                  THE PRESIDENT

                  Section 5.6. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and directors, shall have



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general and active management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect.

                  Section 5.7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                                            THE VICE-PRESIDENTS

                  Section 5.8. The vice-president, or if there shall be more than one, the vice-presidents, in the order designated by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors may prescribe or the president may delegate to them.

                                               THE SECRETARY

                  Section 5.9. The secretary shall attend all sessions of the board and all meetings of the shareholders and record all the votes of the corporation and the minutes of all the transactions in a book to be kept for that purpose, and shall perform like duties for the committees of



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the board of directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and, when authorized by the board, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

                                  THE TREASURER

                  Section 5.10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the board of directors.

                  Section 5.11. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all



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his transactions as treasurer and of the financial condition of the corporation.

                  Section 5.12. If required by the board of directors, he shall give the corporation a bond in such sum, and with such surety or sureties as may be satisfactory to the board of directors, for the faithful discharge of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   ARTICLE VI

                             CERTIFICATES OF SHARES

                  Section 6.1. The certificates of shares of the corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be.

                  Section 6.2. Every share certificate shall be signed by the president or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer and shall be sealed with the corporate



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seal which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or by a transfer clerk of the corporation or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued by the corporation with the same effect as if the officer had not ceased to be such at the time of its issue.

                                   ARTICLE VII

                               TRANSFER OF SHARES

                  Section 7.1. Upon presentment to the corporation of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer registered upon the books of the corporation, unless the corporation has a duty to inquire as to adverse claims with respect to such transfer which has not been discharged. The corporation shall have no duty to inquire into adverse claims with respect to such transfer unless (a) the corporation has received a written notification of an



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adverse claim at a time and in a manner which affords the corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, by-laws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim.

                  Section 7.2. The corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certifIed mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent



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jurisdiction; or (b) an indemnity bond, sufficient in the corporation's judgment to protect the corporation and any transfer agent, registrar or other agent of the corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the corporation.

                                  ARTICLE VIII

                               FIXING RECORD DATE

                  Section 8.1. The board of directors may fix a time, not more than fifty days prior to the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment or rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of such dividend or to receive such allotments of rights or to exercise such



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rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The board of directors may close the books of the corporation against transfers of shares during the whole or any part of such period and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice.

                                   ARTICLE IX

                             REGISTERED SHAREHOLDERS

                  Section 9.1. Prior to due presentment for transfer of any share or shares, the corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim or interest in such share or shares, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Pennsylvania.



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                                    ARTICLE X

                                LOST CERTIFICATES

                  Section 10.1. If the owner of a share certificate claims that it has been lost, destroyed, or wrongfully taken, the corporation shall issue a new certificate in place of the original certificate if the owner so requests before the corporation has notice that the certificate has been acquired by a bona fide purchaser, has filed with the corporation an indemnity bond and an affidavit of the facts satisfactory to the board of directors, and has complied with such other reasonable requirements, if any, as the board of directors may deem appropriate.

                                   ARTICLE XI

                                    DIVIDENDS

                  Section 11.1. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation relating thereto, if any, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation.

                  Section 11.2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think



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proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                                   ARTICLE XII

                               GENERAL PROVISIONS

                        FINANCIAL REPORT TO SHAREHOLDERS

                  Section 12.1. The directors of the corporation shall not be required at any time to send to the shareholders financial statements or reports of the financial condition of the corporation.

                                CHECKS AND NOTES

                  Section 12.2. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

                                   FISCAL YEAR

                  Section 12.3. The fiscal year of the corporation shall be the calendar year.

                                      SEAL

                  Section 12.4. The corporate seal shall have inscribed thereon the name of the corporation, the year of



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its organization and the words "Corporate Seal, Pennsylvania". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                     NOTICES

                  Section 12.5. Whenever, under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to his address appearing on the books of the corporation or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegram, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person.

                  Section 12.6. Whenever any written notice is required to be given by statute or by the articles of incorporation or by these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent of the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted nor the purpose of the



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meeting need be specified in the waiver of notice of such meeting. Attendance of any person entitled to notice, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

                                  ARTICLE XIII

                                   AMENDMENTS

                  Section 13.1. The by-laws may be altered, amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the board of directors at any regular or special meeting duly convened, subject always to the power of the shareholders to change such action by the directors.

                                   ARTICLE XIV

                                 INDEMNIFICATION

                  Section 14.1. The corporation shall indemnify to the extent permitted under these by-laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative



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(other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 14.2. The corporation shall have power to indemnify any person who was or is a party, or is threatened



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to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which court of common pleas or such other court shall deem proper.



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                  Section 14.3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 14.1 or 14.2 of this Article or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Section 14.4. Any indemnification under sections 14.1 or 14.2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

                           1.       By the board of directors by a majority
vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

                           2.       If such a quorum is not obtainable, or,
even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                           3.       By the shareholders.




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                  Section 14.5. Expenses incurred in defending a civil or
criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in section 14.4 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

                  Section 14.6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 14.7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the cor-



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poration as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.



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